Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of August 16, 2021 (the “Effective Date”) by and between Richard Rosenblum, an individual (the “Executive”) and Innovative Payment Solutions, Inc. (the “Company”) (Executive and the Company are referred to collectively as the “Parties”)

WHEREAS, the Parties entered into that certain Employment Agreement that became effective as of July 27, 2021 (the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement as provided herein; and

WHEREAS, all defined terms in the Agreement shall have the same meaning in this Amendment;

NOW THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.  Amendment to First Sentence of Section 3.3(a).

(a)  The first sentence of Section 3.3(a) of the Agreement says, “Upon the Effective Date, Company shall issue and deliver to Executive a grant of an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price equal to the fair market value of the Company’s common stock, as reflected in the closing price of the Company’s common shares on the OTC exchange or, in the event the stock is uplisted, on the NASDAQ exchange, on the date of grant (the ‘Option’).”

(b)  The Parties hereby completely delete the first sentence of Section 3.3(a) of the Agreement and replace such sentence with the following:

On August 31, 2021, Company shall issue and deliver to Executive a grant of an option to purchase 10,000,000 (ten million) common shares of Company Stock at a per share exercise price of $.15 (Fifteen Cents) (the “Option”).

2.  No Other Amendments. Nothing in this Amendment is intended to amend any language of the Agreement other than as specifically set forth above, and the remainder of the Agreement shall be unmodified and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this First Amendment to Executive Employment Agreement as of the date first above written.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ William Corbett
William Corbett
Chief Executive Officer

EXECUTIVE:

/s/ Richard Rosenblum
Richard Rosenblum